                                                           Exhibit No. EX-99.e.3

                           Olstein & Associates, L.P.
                                Dealer Agreement
                       For The Olstein Funds ("Agreement")

Olstein  &  Associates,  L.P.  ("Olstein,"  "we"  or  "us"),  as  the  exclusive underwriter and national distributor of the various series and classes of shares of The Olstein Funds ("Trust"),  an open-end investment company registered under the  Investment  Company  Act of 1940,  as amended  ("1940  Act"),  invites  you
("Dealer"  or  "you")  to  become a member  of a  selling  group of  dealers  to participate  in the  distribution  of such shares  (hereafter,  "Shares") and to render related shareholder services, if applicable. The terms "Fund" and "Funds"
as used in this  Agreement  refer to the existing or future  series of the Trust and any other investment companies or series thereof for which Olstein now or in the future serves as  underwriter  and  distributor.  Each Fund offers  multiple classes of shares  (each,  a "Class," and  collectively,  the  "Classes")  which differ with respect to, among other things, the levels of compensation,  if any, that may be paid to a Dealer in  connection  with the sale of such  Shares.  The
Funds and Classes eligible for  distribution  under this Agreement and the terms of Dealer compensation, if any, for distribution of such Shares are described in the applicable Schedule(s) to this Agreement,  which may be amended from time to time as provided herein. As principal underwriter of the Funds, we offer to sell you Shares on the following terms:

1. Sales at Public  Offering  Price.  You may offer and sell Shares of each Fund only at the public  offering prices that are currently in effect for that Class, in  accordance  with  the  Fund's  then  current  prospectus  and  statement  of additional information (hereafter, the "Prospectus") and account application for that Fund.  You agree to offer and sell  Shares in  compliance  with  applicable federal and state  securities  laws and in a manner that is consistent  with the then  current  Prospectus  of the  appropriate  Fund.  All sales are  subject to acceptance by Olstein and the Fund or its transfer  agent and are effective only upon confirmation.  No conditional orders will be accepted. In addition, Olstein reserves the right, at any time and without notice, to limit or suspend the sale of Shares or withdraw the offering entirely.

2. Fund Literature and Information.  We will supply reasonable quantities,  upon request,  of prospectuses,  statements of additional  information,  supplemental sales literature,  sales bulletins,  and additional information as issued by the
Fund or us.  You  agree to  deliver  to each  person to whom an offer or sale is made,  at or  prior  to the  time of the  offer  or  sale,  a copy of a  current
Prospectus (as amended or supplemented) and if requested,  the related statement of additional  information of the  appropriate  Fund. No person is authorized to give any information or make any  representations  concerning Shares of any Fund except those  contained in that Fund's then current  Prospectus  or in materials issued by us as information supplemental to such Prospectus.  We shall file Fund sales  literature  and  promotional  material with the National  Association  of
Securities Dealers,  Inc. ("NASD") and the United States Securities and Exchange
Commission ("SEC"), as required. You may not publish or use any sales literature or promotional materials with respect to the Funds unless provided to you by us, or modify such materials or publish or use other materials relating to the Funds without our prior review and written approval, which approval can be modified or withdrawn upon written notice to you.

3.  Dealer  Compensation.  As set  forth in the  applicable  Schedules  attached hereto,  you may receive  compensation  for selling certain Classes of Shares of the  Funds in the form of  advanced  commission  payments,  ongoing  asset-based distribution and/or shareholder servicing fees or sales charges and concessions, all as  stated  in  that  Fund's  then  current  Prospectus.  The  terms  of the compensation  arrangements  for  distribution  of various  Classes of Shares are contained in the Schedules to this Agreement.  We reserve the right from time to time,  without prior notice,  to modify,  suspend or eliminate such compensation arrangements by amendment, sticker or supplement to the Prospectus of any Fund.

     (a) Advanced  Commissions:  In accordance with the then current  Prospectus relating to such Class of Shares of a Fund:  (i) Olstein may advance  commission payments to Dealers  from its own  resources in  connection  with sales of those
Classes of Shares for which no front-end  sales  charge is imposed;  and (ii) if any Shares  purchased in such a transaction  are  repurchased or redeemed during the first year after they are  purchased,  Olstein  shall be entitled to recover from your customers any deferred sales charge or redemption fees attributable to such Shares.

     (b) Asset-Based  Compensation  (12b-1 Fees):  With respect to any Fund that offers Classes of Shares for which distribution plans have been adopted pursuant to Rule  12b-1  under the 1940 Act  (individually,  a "12b-1  Plan"),  you shall provide  distribution  and  marketing  services in the  promotion of that Fund's
Shares.  In connection  with the receipt of  shareholder  servicing  fees as set forth under the 12b-1 Plan(s)  applicable to the Class or Classes of Fund Shares purchased by your  customers,  you also shall provide  administrative  and other services  to your  customers  who own such  Fund's  Shares,  including,  but not limited to,  furnishing  personal and other  services and  assistance  answering routine  inquiries  regarding  Funds,  assisting in changing  dividend  options, account designations and addresses,  and maintaining such accounts or such other services  as the  Fund  may  require,  to the  extent  permitted  by  applicable statutes,  rules  or  regulations.  For such  services  we will pay you a fee as established by us from time to time based on a portion of the net asset value of the  accounts of your  customers  in that Fund.  We are  permitted  to make such payments  under the terms of the 12b-1  Plan(s)  adopted for certain  Classes of
Shares of the Funds,  as such 12b-1  Plan(s) may be in effect from time to time.
The 12b-1 Plan(s) in effect on the date of this  Agreement are described in each applicable  Fund's  Prospectus.  Each Fund  reserves  the right to  terminate or suspend its 12b-1 Plan(s) at any time as specified in that Plan,  and we reserve the right at any time,  without notice to modify,  suspend or terminate payments hereunder in connection with such 12b-1 Plan(s).  You agree to furnish  promptly to the Fund and to us such  information  as may be  reasonably  requested by the
Fund or its Board of  Trustees  or by us with  respect  to such fees paid to you pursuant to this  Agreement.  In the event that we do not receive payment from a
Fund under the relevant Distribution  Agreement or Plan, or if such Distribution
Agreement  or Plan is  canceled,  you  agree to  waive  your  right  to  receive compensation until such time, if ever, that we receive payment.

     (c) Front-End  Sales  Charges:  You may deduct from the purchase  price the applicable  concession as set forth in the then current Prospectus relating to a
Class of Shares of a Fund having a front-end sales charge. No Dealer concessions will be payable in respect of Shares purchased through reinvestment of dividends or  distributions,  or with respect to Shares  purchased  through an exchange of other  Shares.  If any Shares  sold  subject  to a  front-end  sales  charge are tendered for redemption or repurchase within thirty business days after the date of the confirmation of the original purchase order, you shall promptly refund to us the  concession  allowed  to you on such  Shares.  Sales  charges  and Dealer concessions  may be subject to reductions  under a variety of  circumstances  as described in that Fund's Prospectus.  You must notify us at the time of the sale if the sale qualifies for reduced charges.  If you fail to notify us at the time of the sale,  neither  any Fund nor we will be liable for amounts  necessary  to reimburse any investor for the reduction that should have been effected.

4.  Transaction  Processing  and Payment.  If required by law, each  transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of  each  confirmation  shall  be  sent  simultaneously  to you if you so request.  Orders for Shares will be  effected at the price next  computed on the day they are  received  if, as set forth in the  applicable  Fund's then current
Prospectus, the orders are received by us, an agent appointed by us, or the Fund prior to the time the price of the Fund's Shares is calculated.  Orders received after that time will be effected at the price computed on the next business day.
All orders must be  accompanied  by payment in U.S.  dollars.  Orders payable by check must be drawn payable in U.S.  dollars on a U.S. bank, for the full amount of the  investment.  If payment is not received within the time customary or the time required by law for such payment,  the sale may be canceled  without notice or demand and without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the Shares which you ordered back to that Fund, in which latter case we may hold you  responsible for any loss to the
Funds or loss of profit  suffered  by us  resulting  from your  failure  to make payment as  aforesaid.  We shall have no  liability  for any check or other item returned unpaid to you after you have paid us on behalf of a purchaser.

5. Redemptions, Repurchases and Exchanges. Redemptions, repurchases or exchanges of Shares of a Fund will be made at the net asset value of such Shares, less any applicable  deferred sales,  redemption or exchange charges,  in accordance with that Fund's Prospectus.  Except as permitted by applicable law, you agree not to purchase  any Shares  from your  customers  at a price  lower than the net asset value of such  Shares  next  computed  by that  Fund  after  the  purchase  (the
"Redemption/Repurchase  Price"). You shall, however, be permitted to sell Shares
of  a  Fund  for  the  account  of  the  record   owner  to  that  Fund  at  the
Redemption/Repurchase  Price for such  Shares.  All  redemption,  repurchase  or exchange requests are subject to the timely receipt of required  instructions or documents  (including  certificates),  and if such  information  is not received within the time customary or required by law, the redemption may be canceled and you will be responsible for any loss to us or the Funds.

6. Other Duties of Dealer. By accepting this Agreement, you agree as follows:

     (a) To act as principal,  or as agent on behalf of your  customers,  in all transactions in Shares of the Funds.  You shall not have any authority to act as agent for any Fund,  for us or for any other  dealer in the selling  group,  nor will you represent to any third party that you have such authority or are acting in such capacity.

     (b) To purchase Shares only from us or from your customers.

     (c) To enter orders for the purchase of Shares of a Fund only through us or that Fund's transfer agent and only for the purpose of covering  purchase orders you have  already  received  from  your  customers  or for  your  own bona  fide investment.

     (d) To maintain all records  required by applicable  federal and state laws and  regulations  relating  to the  offer and sale of  Shares,  and you agree to furnish us or our representatives with copies of such records upon request.

     (e) That you will not withhold placing  customers'  orders for Shares so as to profit as a result of such  withholding  or, for those  Classes of Shares for which sales charges apply,  you will not place orders for Shares in amounts just below the point at which  sales  charges  are  reduced so as to  benefit  from a higher sales charge applicable to an amount below the breakpoint.

     (f) That you shall assume responsibility for any loss to a Fund caused by a correction made subsequent to trade date, provided such correction was not based on any error,  omission or negligence on our part, and that you will immediately pay such loss to that Fund upon notification.

     (g) To obtain from your  customers  all  consents  required  by  applicable privacy  laws to permit us, any of our  affiliates  or the Funds to provide  you either  directly  or  through  a  service  established  for  that  purpose  with confirmations,  account  statements and other  information about your customers'
investments in the Funds.

     (h) To use your  best  efforts  to  cooperate  with us to  protect  against abusive market timing activities within the Funds by your customers and, in this regard,  to cooperate with us in seeking to identify  improper trading patterns, identify your customer accounts in which such trades are occurring, and to cease offering  Shares to such  customers or through  sales  representatives  that are responsible  for such  trading  patterns.  You also  agree  to  monitor  trading patterns  within your customer  accounts to the extent  necessary to enforce any redemption fee established by a Fund.

     (i) You  acknowledge  and understand  that  purchases and  redemptions of a
Fund's  Shares are  governed  by Rule 22c-1 under the 1940 Act,  which  requires purchases and redemptions of a Fund's Shares to be processed at a price based on the current  net asset  value next  computed  after  receipt of the  purchase or redemption  order. You also acknowledge and understand that the time you receive purchase and redemption  orders is controlling  for purposes of determining  the price  to be  received  by the  customer  under  Rule  22c-1,  and  that you are responsible  for  establishing,  maintaining  and  implementing  procedures  and controls to assure that customer orders are transmitted in a manner that assures that the customer  receives the proper  transaction  price. You also acknowledge and  agree  that you are  required  to  process  orders in a manner  and  within timeframes required under the law.

     (j) You agree, to the extent you maintain one or more omnibus accounts with the Fund's  transfer  agent,  that you will  apply and  implement  any  required redemption fee to shareholder  accounts on your  recordkeeping  system. You will immediately  inform the Fund or us if you are unable to comply  with any part of this redemption fee requirement. You further agree that, upon reasonable request by the Fund or us,  to share  information  concerning  your  customers  that may include, but is not necessarily limited to: (i) Taxpayer  Identification Numbers of all customers that purchased,  redeemed,  transferred, or exchanged shares of the Fund held  through  an account  with you;  (ii) the amount and dates of such customer purchases,  redemptions,  transfers and exchanges;  and (iii) any other
information   we,  the  Fund  or  its  agent   reasonably   request   concerning
identification or transactions of such customers.  In addition,  you agree, upon request  by us, the Fund or its agent,  to execute  instructions  from us or the
Fund to restrict or prohibit further  purchases or exchanges of Fund shares by a customer  who has  been  identified  by us or the  Fund  as  having  engaged  in transactions of Fund shares  (directly or indirectly  through your account) that may violate  policies  established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

     (k)  You  agree  to  maintain  insurance  coverage  at all  times  that  is reasonable and customary in light of your duties hereunder.

     (l) You agree that you will, at all times,  maintain a computer system with security  features  that are  commercially  reasonable  and you will prevent any illegal  or  injurious  activities  of persons  attempting  to access a computer system maintained by or on behalf of the Funds through your computer system.

7. Legal Compliance. This Agreement and any transaction with, or payment to, you pursuant to the terms hereof is conditioned on your  representations to us that, as of  the  date  of  this  Agreement  you  are,  and at all  times  during  its effectiveness you will be: (a) either (i) a registered  broker-dealer  under the
Securities  Exchange Act of 1934,  as amended,  and qualified  under  applicable state  securities  laws in each  jurisdiction  in which you are  required  to be qualified to act as a broker-dealer in securities, and a member in good standing of the NASD, or (ii) a foreign  broker-dealer not eligible for membership in the
NASD and  otherwise  in  compliance  with  applicable  U.S.  federal  and  state securities  laws; and (b) a member in good standing of the  Securities  Investor
Protection  Corporation.  You also agree to notify us immediately in writing and immediately  suspend sales of Fund Shares if these  representations  cease to be true.  You also  agree  that  whether  you are a member of the NASD or a foreign broker-dealer  not eligible for such  membership,  you will comply with the NASD
Conduct Rules. You also represent and warrant to us that: (w) you will offer and sell Shares in compliance with applicable  federal and state securities laws and regulations and self-regulatory  organizations'  rules,  regulations and orders, and in a manner  that is  consistent  with the then  current  Prospectus  of the appropriate Fund; (x) you are willing and possess the legal authority to provide the services  contemplated  by this  Agreement  without  violation of applicable laws;  (y) you are and shall  remain  throughout  the term of this  Agreement  a broker-dealer and thus a "Financial  Institution" as defined by Title III of the
Uniting and  Strengthening  America by Providing  Appropriate  Tools Required to
Intercept  and Obstruct  Terrorism  Act (USA Patriot Act) of 2001 (the  "Patriot
Act"),  duly and properly  registered and qualified  under all applicable  laws, rules and  regulations,  including,  but not  limited  to, all state and federal securities laws,  rules and regulations,  as may be necessary or appropriate for you to perform and observe all of your duties and obligations in this Agreement;
and  (z) you  shall  throughout  the  term of this  Agreement  comply  with  the requirements  of all  applicable  laws  including  Title III of the Patriot Act, rules  and  regulations,  including,  but not  limited  to,  federal  and  state securities  laws, the rules,  regulations and orders of the SEC and the NASD, in performing and observing all of its duties,  obligations and covenants set forth or contemplated by this Agreement.

8. Blue Sky  Matters.  Olstein  shall,  from time to time,  inform you as to the states and  jurisdictions in which Shares are authorized for sale. You agree not to offer or sell  Shares  in any  state or  jurisdiction  in which  Olstein  has indicated that such Shares may not be sold. In addition,  you agree to establish appropriate  procedures in cooperation  with us and a Fund's  administrator,  to enable that Fund to identify  the  location,  type of, and sales to all accounts opened and maintained by your customers or by you on behalf of your customers.

9. Liability and Indemnification.

     (a) We  agree to  indemnify,  defend,  and  hold  you,  your  officers  and directors,  and any person who  controls you within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"),  free and harmless from and against any and all claims,  demands,  liabilities,  and expenses (including the cost of investigating or defending such claims,  demands, or liabilities and any reasonable counsel fees incurred in connection therewith) in which you, your officers,  directors,  or any such  controlling  person may incur under the 1933
Act, under common law or otherwise (i) arising out of or based upon any material breach by us of this  Agreement,  (ii)  arising  out of or based upon any untrue statement of a material  fact  contained in the then current  Prospectus  of the
Funds, or any sales or advertising  materials  provided by us in connection with this Agreement, (iii) arising out of or based upon any alleged omission to state a material  fact  required to be stated in the then  current  Prospectus  of the
Funds, or any sales or advertising  materials  provided by us in connection with this  Agreement,  or  necessary  to make  the  statements  in the  then  current
Prospectus of the Funds, or any sales or advertising materials provided by us in connection with this Agreement not misleading.  However,  this  subparagraph (a)
shall not apply to any claims, demands,  liabilities, or expenses that arise out of or are based upon any such untrue statement or omission made in reliance upon and in conformity with  information  furnished by or on behalf of you to us, the
Funds,  or the Funds'  counsel;  and  further  provided,  that in no event shall anything  contained  herein  be so  construed  as to  protect  you  against  any liability  to us,  any Fund or the  shareholders  of any Fund to which you would otherwise be subject by reason of willful misfeasance,  bad faith, or negligence in the  performance of your duties,  or by reason of your reckless  disregard of your obligations under this Agreement or otherwise.

     (b) You agree to indemnify, defend, and hold us and our officers, directors or partners,  the Funds,  the Funds'  officers and trustees,  and any person who controls  us or any of the Funds  within  the  meaning of Section 15 of the 1933
Act, free and harmless from and against any and all claims, demands, liabilities and expenses  (including  the cost of  investigating  or defending  against such claims,  demands or  liabilities  and any  reasonable  counsel fees  incurred in connection  therewith)  in which we, our  officers,  directors or partners,  the
Funds, the Funds' officers or trustees, or any such controlling person may incur under the 1933 Act,  under common law or  otherwise  (i) arising out of or based upon  any  material  breach  by you or  your  affiliates,  officers,  directors, employees or agents of any provision of this  Agreement,  (ii) arising out of or based upon any untrue  statement of a material  fact  contained  in  information furnished by you or your affiliates, officers, directors, employees or agents to us,  the Funds or the Funds'  counsel,  (iii)  arising  out of or based upon any failure by you or your affiliates,  officers, directors,  employees or agents to provide a material fact in connection with information  provided by or on behalf of you,  (iv)  arising  out of any  agreement  between  you or your  affiliates, officers, directors,  employees or agents and any retail dealer (if applicable),
(v) arising out of your use of any sales or advertising  material provided by us and used by you or your affiliates, officers, directors, employees or agents use of any sales or advertising  material in connection with this Agreement  (unless the  substance  of the  material  was  contained  in  the  Funds'  then  current
Prospectus  or  provided  by  us),  (vi)  any  sale  of  Shares  of a Fund  in a jurisdiction where the Fund and/or its Shares were not registered,  qualified or authorized  for sale as  appropriate,  (vii)  any sale of  Shares of a Fund in a jurisdiction where the Dealer is not properly registered as a broker-dealer firm and is not  properly  exempt from such  requirement,  (viii) any of your actions relating to the  processing of purchase,  redemption  or exchange  orders or the servicing of shareholder  accounts, or (ix) arising out of the failure of you or your  affiliates,  officers,  directors,  employees or agents to comply with all applicable  state and federal  securities  laws,  rules and regulations in force from time to time.

10. Termination; Succession; Assignment; Amendment. Each party to this Agreement may terminate its  participation  in this  Agreement by giving written notice to the other party. This Agreement shall terminate immediately upon the appointment of a trustee under the Securities  Investor Protection Act for, or any other act of insolvency by, the Dealer. A trade placed by you subsequent to your voluntary termination of this Agreement will not serve to reinstate the Agreement. You may not assign this Agreement without our prior written consent. This Agreement will terminate  upon its  assignment (as defined in the 1940 Act) by us, except that, if we provide  written notice of such  assignment,  this Agreement will continue unless  you  notify us in  writing to the  contrary.  This  Agreement  also will terminate  automatically upon termination of our underwriting agreement with the
Fund. We may amend this Agreement (or the one or more of the Schedules  attached hereto)  at any time by  written  notice to you and your  placing of an order or acceptance  of  payments  of any kind after the  effective  date and  receipt of notice of any such amendment shall constitute your acceptance of such amendment.

11.  Severability;  Governing Law. If any provision of this  Agreement  shall be held or made  invalid  by a court  decision,  statute,  rule or  otherwise,  the remainder of this Agreement  shall not be affected  thereby.  To the extent that state law has not been  preempted  by the  provisions  of any law of the  United
States heretofore or hereafter enacted,  as the same may be amended from time to time, this Agreement shall be administered,  construed and enforced according to the laws of the State of Delaware without regard to the conflict of law rules.

12. Notices.  All communications and notices to us should be sent to the address below.  Any  communications  or  notices to you shall be duly given if mailed or delivered to you at the address specified by you below.

13.  Privacy  Program.  Olstein  and  Dealer  each  agrees to  protect  Customer
Information  (defined below) and to comply as may be necessary with requirements of the  Gramm-Leach-Bliley  Act,  the  relevant  state and  federal  regulations pursuant thereto, including Regulation S-P, and state privacy laws.

     (a) Customer  Information.  "Customer  Information"  means any  information contained on an application of a customer  ("Customer")  of a Fund or other form and all nonpublic  personal  information  about a Customer that a party receives from the other party. "Customer Information" includes, by way of example and not limitation,  name,  address,  telephone number,  social security number, date of birth and personal financial information.

     (b)  Safeguarding  Customer  Information.  The parties shall  establish and maintain  safeguards  against the  unauthorized  access,  destruction,  loss, or alteration of Customer Information in their control,  which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any  improper  disclosure  of any Customer  Information,  the party responsible for the disclosure will immediately notify the other party.

     (c)  Survivability.  The provisions of this Privacy  Program  section shall survive the termination of this Agreement.

14. Anti-Money Laundering Program.

     (a) You  represent and warrant that you are an  institution  subject to the
Bank  Secrecy Act and the USA PATRIOT Act and any future  amendments  (together, the "AML Acts") and you are in material  conformity,  and will continue to be in material conformity,  with the AML Acts, the rules and regulations under the AML
Acts,  and the  rules,  regulations  and  regulatory  guidance  of the  Treasury
Department,  the SEC, or any other applicable regulatory agency or organization, including customer identification program requirements (collectively, "AML Rules and  Regulations").  You further  represent and warrant that you will provide to the Funds and their  service  providers any  information  that may be reasonably
necessary  for  the  Funds  and  their   service   providers  to  fulfill  their
responsibilities  relating to their anti-money  laundering  programs.  You agree that you will provide the Funds and their service providers,  upon request, with a certification  satisfactory  to the Funds  concerning your compliance with all applicable  AML  Rules and  Regulations  and any  other  information  reasonably requested by the Funds or their service providers to assist with compliance with applicable AML Rules and Regulations.

     (b) The provision of this Anti-Money  Laundering  section shall survive the termination of this Agreement.

15. No Endorsement. We are not endorsing,  recommending or otherwise involved in
providing  any  investment   product  of  yours  and  you  are  prohibited  from
representing otherwise.

16.  Acceptance.  This  Agreement  shall be binding upon the parties hereto when signed by Olstein and accepted by the Dealer.  This  Agreement  constitutes  the entire  agreement  between the parties  hereto and  supersedes  and replaces any prior agreement  between you and us. Please confirm your acceptance by executing one  copy of this  Agreement  below  and  returning  it to us.  Please  keep the enclosed copy for your records.

                  Sincerely,
                  Olstein & Associates, L.P.
                  4 Manhattanville Road
                  Purchase, NY 10577
                  (914) 269-6100

                  By:   Olstein Advisers, LLC, General Partner

                  By: __________________________________________
                        Michael Luper, Executive Vice President

The undersigned  Dealer has read the foregoing  Agreement and accepts and agrees to its terms and conditions.

    Firm Name: ______________________________
    Firm Address: ___________________________
                  ___________________________
                  ___________________________
    Firm Tax I.D.# __________________________    Firm CRD # _____________
    Telephone #                                  Facsimile # ____________

    By: _____________________________________    Date: __________________
    Name & Title: ___________________________

                                   Schedule A

                           Olstein & Associates, L.P.
                                Dealer Agreement

                                The Olstein Funds
                                 Class A Shares

A. Funds

This Schedule relates to Class A Shares of the Funds(s) listed below.

--------------------------- -----------------------------------------------
Fund and Class              Olstein All Cap Value Fund
--------------------------- -----------------------------------------------
NASDAQ Symbol               OFAFX
--------------------------- -----------------------------------------------
CUSIP Number                681383204
--------------------------- -----------------------------------------------

         It is understood that this Schedule may be amended at any time.

                                       A-1

                                   Schedule B

                           Olstein & Associates, L.P.
                                Dealer Agreement

                                The Olstein Funds
                                 Class C Shares

A. Funds

This Schedule relates to Class C Shares of the Fund(s) listed below.

--------------------------- -----------------------------------------------
Fund and Class              Olstein All Cap Value Fund
--------------------------- -----------------------------------------------
NASDAQ Symbol               OFALX
--------------------------- -----------------------------------------------
CUSIP Number                681383105
--------------------------- -----------------------------------------------

B. Dealer Compensation Schedule

     1. Class C Shares

As compensation for sales of Shares of a Fund by the Dealer, and as compensation for such Dealer's ongoing shareholder servicing and distribution functions,  the
Dealer will receive the following fees:

o    One  percent  (1.00%) of the dollar  amount of Shares sold  (excluding  any
     Shares sold to customers  through  reinvestment of dividends and/or capital gains), to be paid by Olstein, provided that the Shares are not redeemed or repurchased  by the Fund within seven (7) business days after  confirmation of the  original  purchase  order  for such  Shares.  In the event the full purchase  price of the Shares is  transmitted  to the Fund for  investment, this payment shall be made by Olstein.  If the Dealer remits payment to the
     Fund net of this amount,  Olstein will pay to the Fund the amount  required to fulfill  the  investment.  Dealer  agrees that it will be  obligated  to
     Olstein  and the Fund for any amount  retained  if the Shares are  redeemed within seven (7) business days.

o    For  outstanding  Shares of the Fund held in accounts  for which the Dealer continues to be named as the broker of record,  from one (1) year following the  original  purchase  and until the time such Shares are  redeemed,  the
     Dealer will receive,  payable quarterly,  one hundred percent (100%) of the total annual  12b-1 fees paid by the Fund in relation to such  Shares.  The
     Dealer's  payment  will  consist  of  one  hundred  percent  (100%)  of the shareholder  servicing  12b-1  fee  (currently  0.25% per  annum),  and one hundred percent (100%) of the  distribution  12b-1 fee (currently 0.75% per annum).

         It is understood that this Schedule may be amended at any time.

                                      B-1